MINERAL LEASE AGREEMENT AND OPTION TO PURCHASE

THIS MINERAL LEASE AGREEMENT AND OPTION TO PURCHASE (“Agreement”) is made effective as of the 1st day of June, 2007 (“Effective Date”), between GEORGE D. DUFFY JR. (“Lessor”) and MGC RESOURCES INC., a Nevada corporation (“Lessee”).

RECITALS

.

Lessor is the owner of the unpatented lode mining claims described in Exhibit A attached hereto, which claims are located in Pershing County, Nevada (the “Premises”).

.

Lessor desires to lease the Premises to Lessee and to grant Lessee an option to purchase the Premises upon the terms and conditions herein set forth.

C.

Lessee desires to lease the Premises from Lessor and to hold an option to purchase the Premises upon the terms and conditions herein set forth.

AGREEMENT

FOR AND IN CONSIDERATION of the payments herein required, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee (the “Parties” and individually a “Party”) agree as follows:

1.  RIGHTS GRANTED

.

Grant of Lease.  Lessor hereby leases exclusively to Lessee the Premises, and all rights, improvements, privileges, hereditaments, and appurtenances, including all ores, minerals, waste dumps, tailings materials and mineral rights belonging or in any way appertaining to the Premises, subject to the provisions of this Agreement.

B.

Rights of Lessee.  Lessee shall have the following rights in respect of the Premises:

1.

Access, Exploration and Development.  Subject only to any limitations imposed by federal, state and local regulations, the exclusive right of access, ingress and egress to the Premises and the right to enter upon and occupy the Premises for all purposes reasonably incident to exploring for and developing the Premises and any mineral substances contained therein, including the right to place, construct, maintain, use and thereafter remove such structures, facilities, equipment, roadways, utility lines, and other improvements as may be necessary, useful or convenient for the full enjoyment of all of the rights granted under this Agreement.  Lessee shall have sole and exclusive custody, possession, ownership and control of all ore, rock, drill core and other mineral substances extracted or removed from the Premises for mineral exploration and development purposes; provided, however, that Lessee shall not, without first exercising the Option granted herein, commence Commercial Production of mineral substances from the Premises.  For purposes of this Agreement, “Commercial Production” shall mean the removal or processing of more than 100 tons of rock per year from the Premises.  With regard to the first such 100 tons of rock that may be removed from the Premises and processed in connection with bulk testing of ore

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from the Premises, Lessor shall be entitled to one-half (50.0%) of any gold recovered from such testing, and the then-current market value of such gold received by Lessor shall be credited toward the Purchase Price (as defined herein) for the Premises.  Thereafter, Lessee shall be entitled to retain all of any gold recovered from any subsequent testing of ore from the Premises.

2.

Deposit of Waste Materials.  The right to temporarily or permanently deposit on or off the Premises tailings, waste rock, overburden, surface stripping materials and all other materials originating from the Premises.

3.

Treatment.  The right, at Lessee’s election and in any manner it deems fit, to beneficiate, concentrate, smelt, refine, and otherwise process or treat on or off the Premises any mineral substances taken from the Premises by any physical or chemical method or methods.

C.

Purchase Option.  Lessee shall have an exclusive option to purchase the Premises pursuant to the provisions of Section 11 below.

2.  TERM

The term of this Agreement shall commence as of the Effective Date and shall continue for a period of ten years thereafter unless sooner terminated or surrendered in the manner herein provided.

3.  PAYMENTS TO LESSOR

.

Monthly Payments.  Subject to Lessee’s right to terminate this Agreement, Lessee shall pay to Lessor One Thousand Dollars ($1,000.00) each month, which payments shall be due by no later than the tenth day of each month.  The first such payment (for the month of June 2007) shall be due by no later than June 10, 2007.  For administrative convenience, Lessee may, in its discretion, pay for more than one month at a time, but if this Agreement is thereafter terminated Lessee shall not be entitled to any refund of any such early payments.

B.

Periodic One-Time Payments.  In addition to the monthly payments required in Section 3.A above, Lessee shall make the following one-time payments to Lessor, provided this Agreement remains in effect at the time such payments are due:

$25,000.00 two years after the Effective Date,

$150,000.00 five years after the Effective Date,

$150,000.00 seven years after the Effective Date, and

$55,000.00 ten years after the Effective Date.

C.

Credit Toward Purchase Price.  All payments made under Sections 3.A and 3.B above shall be credited toward the Purchase Price for the Premises.

D.

Termination of Payment Obligations.  Lessee’s obligation to make the payments

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required under Sections 3.A and 3.B shall cease upon the earlier of: (i) exercise by Lessee of its Option to purchase the Premises pursuant to Section 11.B; or (ii) termination of this Agreement under Section 6.

E.

Place of Payment.  All payments shall be made in accordance with Section 9 below.

4.  TITLE MATTERS

.

Representations and Warranties.  Lessor represents and warrants to Lessee, which representations and warranties shall survive any termination of this Agreement, as follows:

(1)

Lessor is the owner of the Premises free and clear of any defects, liens, claims, demands, burdens or encumbrances, subject only to the paramount title of the United States.

(2)

Lessor has the right and capacity to enter into and perform this Agreement and all transactions contemplated herein.

(3)

To Lessor’s best knowledge, the unpatented mining claims included in the Premises have been properly located and maintained in conformance with applicable federal, state and local laws.

(4)

To Lessor’s best knowledge, all lands covered by the claims included in the Premises were open to location when such claims were located and there are no conflicts with claims owned by other parties.

(5)

Lessee shall have quiet and peaceable possession of the Premises.

(6)

Lessor will defend its title to the Premises against all persons who may claim the same.

(7)

Lessor has not committed, nor will Lessor in the future commit, any act or acts that will encumber or cause a lien to be placed against the Premises except subject and subordinate to the terms of this Agreement.

(8)

Lessor has no knowledge or information indicating the existence of any hazardous substances or environmental contamination on or within the Premises.

B.

Title Defects, Defense and Protection.  Lessee may at any time cause a title search to be made covering all or any part of the Premises.  Lessor shall provide Lessee with any abstracts and other evidences of title in Lessor’s possession or control.  If, (1) in the opinion of Lessee, Lessor’s title to all or any part of the Premises is defective or less than as represented in Section 4.A; or (2) Lessor’s title is contested or questioned by any person or entity and Lessor is unable or unwilling to promptly correct the alleged defects, Lessee may, without obligation and without waiver of any remedies of Lessee, attempt to perfect or defend Lessor’s title.  In that event, Lessor shall execute all documents and shall take such other actions as are reasonably necessary to assist Lessee in its efforts to perfect or defend Lessor’s title, time being of the essence.  If title is less than represented in Section 4.A, then the costs and expenses of perfecting or defending title shall be a

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credit against subsequent payments to be made by Lessee to Lessor under this Agreement.  Any improvement or perfection of title to the Premises shall inure to the benefit of Lessee in the same manner and to the same extent as if such improvement or perfection had been made prior to the execution of this Agreement.

C.

Lesser Interest.  All payments payable to Lessor hereunder (including the Purchase Price) are based upon Lessor’s warranted ownership of the entire undivided interest in minerals included within the boundaries of the Premises.  If Lessor is found to own less than 100% of the mineral interest in the Premises (i.e., if Lessor’s interest is the same in all claims or parcels included in the Premises but less than 100%), then Lessor’s actual interest shall be its actual percentage interest in the Premises.  If Lessor’s interest varies as to separate portions of the Premises, then Lessor’s actual interest shall be determined on a net acreage basis by multiplying the acreage in each distinct claim or parcel within the Premises by Lessor’s fractional interest therein and then computing Lessor’s interest on the net acres actually owned by Lessor as a proportion of the total acreage originally warranted to be owned by Lessor.  In either of such events, all payments payable to Lessor hereunder shall be reduced accordingly.  Such reductions in payments shall not waive or eliminate any other rights or remedies Lessee may have in connection with the extent of Lessor’s actual interest in the Premises.

D.

Patenting of Claims.  If the existing governmental moratorium on patenting of unpatented mining claims is discontinued, then upon request of Lessee at any time during the term of this Agreement, Lessor agrees to undertake to obtain a patent to any or all of the mining claims that are subject to this Agreement, as designated by Lessee.  Lessee shall prepare all documents, compile all data and comply in all respects with applicable law, all at the expense of Lessee.  Lessor shall execute any documents required for this purpose and shall cooperate fully with Lessee in the patent application, process and proceedings, time being of the essence.  If Lessor begins patent proceedings and Lessee thereafter requests Lessor to discontinue such proceedings or if this Agreement is terminated while patent proceedings are pending, Lessee shall have no further obligation with respect thereto except to pay any unpaid expenses accrued in such proceedings prior to its request to discontinue, or prior to termination, whichever comes first.

E.

Conversion of Claims.  If during the term of this Agreement federal or state laws are changed or enacted to provide for some alternative basis for holding mining or mining-related rights in public lands, Lessee, in its sole and exclusive discretion, may make such location, filing or application for claim, license or permit in Lessor’s name as may be required or permitted by such new or modified laws with respect to the ground covered by the Premises.  Lessor gives Lessee full power and authority as Lessor’s attorney-in-fact to make such location, filing or application.  Any such claim, license or permit shall be subject to this Agreement.

5.  OBLIGATIONS OF LESSEE

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Protection from Liens.  Lessee shall keep title to the Premises free and clear from any liens, claims and encumbrances (other than liens for taxes not yet due and delinquent) arising from its operations hereunder.  Lessee shall pay for all labor performed upon or material furnished to the Premises at the request of Lessee and shall keep the Premises free and clear from liens of mechanics or materialmen in connection with services performed and material supplied at Lessee’s request.  Lessee shall, however, have the right in good faith to contest the validity of any lien, claim

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or liability and shall not be required to remove any such lien, claim or liability so long as Lessee is contesting the validity or the amount thereof.  The foregoing provisions shall not restrict Lessee from placing a mortgage, trust deed or other lien upon its interest in the Premises for financing purposes.

B.

Indemnification and Insurance.  Lessee shall protect Lessor against any damages arising out of Lessee’s operations on the Premises and shall indemnify Lessor against liability resulting from Lessee’s operations on the Premises; provided, however, that Lessor or any agent acting on its behalf, or any breach of warranty by Lessor, shall not have been a contributing cause to the event giving rise to any such damages.  Lessee shall carry liability insurance with reasonable policy limits protecting Lessor against damages arising out of Lessee’s operations on the Premises.

C.

Taxes and Assessments.  Except as provided below, Lessee shall pay promptly before delinquency all taxes that may be assessed during the term of this Agreement upon the Premises resulting from Lessee’s activities thereon.  However, Lessee shall always have the right to contest, in the courts or otherwise, either in its own name or in the name of Lessor, the validity or amount of any such taxes, or to take such other steps or proceedings as it may deem necessary to secure a cancellation, reduction, readjustment or equalization thereof, before it shall be required to pay such taxes.  Notwithstanding the foregoing, Lessee shall not permit any part of the Premises to be conveyed and title lost as the result of nonpayment of such taxes.  Lessee shall provide Lessor with copies of all receipts evidencing payment of such taxes.  If Lessor should receive tax bills or claims that are the responsibility of Lessee, Lessor shall promptly forward such bills or claims to Lessee for appropriate action.  Lessee shall pay the above-referenced taxes that are assessed from the Effective Date of this Agreement to its date of termination.  Lessee shall not be liable for any taxes levied on or measured by Lessor’s income or based upon payments made to Lessor by Lessee under this Agreement.

D.

Compliance with Laws and Regulations.  Lessee shall perform all of its operations on the Premises in a good and workmanlike manner and in compliance with all applicable federal, state and local laws and regulations pertaining to environmental protection, reclamation and bonding.  Specifically, Lessee shall comply with all permitting and other regulatory requirements set forth by the U.S. Bureau of Land Management, the U.S. Forest Service, the U.S. Environmental Protection Agency, and applicable state agencies.  Lessee shall have no obligations with respect to prior operations or preexisting conditions on the Premises.

E.

Right of Access to the Premises.  During the term of this Agreement Lessee shall allow Lessor and representatives of Lessor, at their sole risk and expense, access to the Premises for the purposes of viewing or inspecting Lessee’s operations, at times which, in Lessee’s discretion, do not unreasonably interfere with its operations.  Lessor, on behalf of itself and its representatives, agrees to indemnify, protect, save and hold harmless Lessee and its affiliated and direct and indirect parent corporations and entities and all of their respective officers, directors, employees, shareholders, partners, agents and representatives (the “Lessee Indemnitees”) from and against any and all losses, costs, damages, expenses, attorney fees, claims, demands, liabilities, suits and actions of every kind that may be imposed upon or incurred by any of the Lessee Indemnitees on account of, or arising directly or indirectly from, Lessor’s rights under this Section 5.E.

F.

Delivery of Data.  Upon termination of this Agreement, Lessee shall furnish Lessor

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within a reasonable time and without warranty or liability one set of copies of all available noninterpretive data pertaining to the Premises and developed or prepared by or for Lessee, and shall authorize and permit Lessor to take possession of any available core derived from the Premises, whether or not such core is stored on the Premises; provided, however, that Lessee shall in no event be liable to Lessor for availability of or damage to any such core or for the accuracy, reliability or completeness of any data furnished to Lessor.  The provisions of this Section 5.F shall not apply if the termination occurs from Lessee’s exercise of its Option to purchase the Premises.  Lessor shall assume all risks stemming from reliance upon such data by itself and by third parties after disclosure thereof by Lessor and shall indemnify and hold harmless the Lessee Indemnitees as to such risks and as to any claims made by such third parties.

G.

Assessment Work and Maintenance Fees.  Commencing with the annual assessment work year beginning September 1, 2007 and subject to Lessee’s right under Section 6.B to terminate this Agreement, Lessee shall make all payments required to maintain all unpatented mining claims included in the Premises (provided the same are still subject to this Agreement), and shall timely file with the Bureau of Land Management and record with the county in which said claims are located for each assessment year affidavits of intent to hold and any other documents necessary to maintain said claims pursuant to state and federal law; provided, however, that Lessee shall not be required to make such payments for the assessment year during which this Agreement is terminated (or for any subsequent assessment year) if termination occurs prior to July 1 of said assessment year.

6.  TERMINATION

.

Termination by Lessor.  In the event Lessor considers that Lessee has not complied with any obligation hereunder, Lessor shall notify Lessee setting out specifically in what respect it is claimed that Lessee has breached this Agreement.  If the alleged breach is not cured within 60 days after notice is given, or if Lessee has not within that time either commenced to cure the alleged breach and does not thereafter diligently complete such cure, or challenges the legitimacy of the allegation, Lessor may terminate this Agreement by delivering to Lessee written notice of such termination; provided, however, that in the event Lessee challenges the legitimacy of the allegation, Lessee may give written notice to Lessor within such 60-day period setting forth such fact.  If Lessor gives written notice within 15 days of Lessee’s notice that Lessor rejects Lessee’s position, then this Agreement shall not be terminable by Lessor until there is a final judicial determination by a court of competent jurisdiction that a default exists and shall not be terminated thereafter if Lessee shall satisfy such judgment within 30 days following its entry (or if an appeal of such judgment is taken, following its affirmation by the highest court to which such an appeal is made).  Failure of Lessor to give such notice shall constitute agreement by Lessor that Lessee is not in default.  Lessor shall not be entitled to terminate this Agreement for any default which by its nature is not retroactively curable if Lessee has used its best efforts to cure such a default to the extent practical or if Lessee has paid Lessor damages for such default where damages are an appropriate remedy.  Lessor shall have no right to terminate this Agreement except as expressly provided in this Section 6.A, and termination of this Agreement shall be the sole remedy of Lessor.  Neither the service of any notice nor the performance of any acts by Lessee intended to meet any such alleged breach shall be deemed an admission or presumption that Lessee has failed to perform all of its obligations under this Agreement.  Notwithstanding the foregoing provisions of this Section 6.A, this Agreement may not be terminated, in whole or in part, by less than all the individuals and/or

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entities included within the term “Lessor.”

.

Termination by Lessee.  Lessee shall have the right to terminate this Agreement at any time by giving Lessor written notice of such termination.  Upon such termination, all right, title and interest of Lessee under this Agreement in the Premises shall terminate.  Lessee shall be relieved of all further obligations set forth in this Agreement except those obligations, if any, which have accrued prior to such termination.  Subject to the provisions of Section 5.G, any taxes and governmental charges for which Lessee was responsible prior to termination shall be prorated as of the termination date.  Exercise by Lessee of its Option to purchase the Premises shall constitute a termination of this Agreement by Lessee.

.

Release.  Following termination of this Agreement, Lessee shall promptly deliver to Lessor a fully executed release of this Agreement, in recordable form, if so requested by Lessor.  The provisions of this Section 6.C shall not apply if this Agreement is terminated through exercise of Lessee’s Option to purchase the Premises.

.

Reclamation; Removal of Property.  Upon termination of this Agreement, Lessee shall have a continuing right to enter upon the Premises to complete required reclamation.  Lessee shall have a period of one year after the date of termination in which to enter upon and remove from the Premises all of its machinery, buildings, structures, facilities, equipment and other property placed or situated thereon.  Any property of Lessee not removed by the end of this one-year period shall become the property of Lessor; however, Lessee does not warrant the condition or safety of any such property.  The provisions of this Section 6.D shall not apply if this Agreement is terminated through exercise of Lessee’s Option to purchase the Premises.

7.  LIENS

In the event that Lessor fails to promptly pay, when due, taxes, mortgages or other liens levied against the Premises and payable by Lessor, Lessee shall have the right (but shall not be obligated) to pay such past due amounts and, if Lessee does so, Lessee shall be subrogated to all the rights of the holders thereof and Lessor shall reimburse Lessee for all such payments and for all related costs and expenses paid or incurred by Lessee (including related attorney fees) within three months after the same are paid or incurred by Lessee.  Any payments due Lessor under this Agreement may be credited by reimbursements due Lessee under this Section.  The provisions of this Section shall survive termination of this Agreement.

8.  FORCE MAJEURE

Lessee shall not be liable for failure to perform any of its obligations, other than making payments due under Section 3, during any period in which performance is prevented, in whole or in part, by causes herein termed Force Majeure.  For purposes of this Agreement, the term “Force Majeure” shall include labor disputes; acts of God; action of the elements, including inclement weather, floods, slides, cave-ins, sinkholes, earthquakes and drought; laws, rules, regulations, orders, directives and requests of governmental bodies or agencies; delay, failure or inability of suppliers or transporters of materials, parts, supplies, services or equipment or by contractors’ or subcontractors’ shortage of, or inability to obtain, labor, transportation, materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or

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facilities; judgments or orders of any court or agency; inability to obtain on reasonably acceptable terms or in reasonably acceptable time any public or private licenses, permits or other authorizations; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or future violation of federal, state or local environmental standard; acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot; civil strife; fire; explosion; or any other cause whether similar or dissimilar to the foregoing, except for the inability to meet financial commitments.  If Lessee desires to invoke the provisions of this Section, Lessee shall give notice of the commencement of the circumstances giving rise to such Force Majeure.  The time for discharging Lessee’s obligations with respect to the prevented performance, or the time within which Lessee must undertake or complete any activity, shall then be extended for the period of Force Majeure.

9.  NOTICES AND AGENTS

A.

Notices.  Any required notice or communication shall be in writing and shall be effective when personally delivered (including delivery by express courier service) to the following addresses or when addressed as follows and deposited, postage prepaid, and certified with return receipt requested, in the United States mail:

If to Lessor:

George D. Duffy Jr.

P.O. Box 1245

Lovelock, Nevada 89419

If to Lessee:

MGC Resources Inc.

Attn: Alan Branham, President

2778 Spokane Creek Road

East Helena, Montana 59635

Either Party may, by notice to the other given as aforesaid, change its mailing address for future notices.

B.

Designation of Agent for Lessor.  If ever there is more than one owner and/or authorized payee of or as to Lessor’s interest, such multiple owners and/or payees shall designate an authorized agent to receive all payments hereunder from Lessee and to give and receive notices pursuant to this Agreement.  Lessee may satisfy its payment obligations hereunder by tendering one check to said agent for the benefit of all of such multiple owners and/or payees, and responsibility for disbursing such payments among said persons shall rest exclusively with said agent.  Any change in said agent shall be effective only if made in writing and signed by each of the persons constituting Lessor.  In the event of any dispute among such multiple owners and/or payees concerning entitlement to such payments, Lessee may tender its payments into an escrow account for the benefit of such persons as may be entitled thereto at a bank of Lessee’s choice located in the county in which the Premises are situated, and notify such persons that such an account has been established, with the costs of establishing and maintaining the escrow account deductible from Lessee’s payments.  Such escrowed payments shall be deemed to be a sufficient tender of payment by Lessee for all purposes hereunder.

C.

Payments After a Transfer of Interest.  In the event payments should be made to

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other parties because of any authorized transfer of the interest of any of the persons constituting Lessor, payments tendered to Lessor’s designated agent, or to the party making the transfer if only one party constitutes Lessor, shall conclusively be deemed payment to the transferee until Lessee receives notice and evidence satisfactory to it from both the agent (if applicable) and the transferor that the transferor’s interest has been transferred and that payments should be made to the transferee or the transferee’s designated agent.

10.  CONFIDENTIALITY

Lessor shall not, without the express written consent of Lessee, disclose any information concerning the terms of this Agreement or operations conducted under this Agreement (except information and data that is generally available to the public), nor issue any press releases concerning such information.  However, if Lessor contemplates transferring its interest to a third party, it shall have the right to disclose such information to that party if it first obtains an agreement in writing from such third party, satisfactory to Lessee after review in advance, providing that the third party shall hold confidential the information furnished to it.

11.  OPTION TO PURCHASE PREMISES

A.

Grant of Option.  Lessor hereby grants to Lessee, while this Agreement remains in effect, the sole and exclusive option (the “Option”) to purchase all of the Premises for a total purchase price of Five Hundred Thousand Dollars ($500,000.00) (the “Purchase Price”).  Lessee shall be entitled to a credit against the Purchase Price for all amounts previously paid under the provisions of Sections 3.A and 3.B above.  Exercise of the Option shall terminate Lessee’s obligation to make any further payments under Sections 3.A and 3.B above.

B.

Exercise of Option.  Lessee may exercise the Option by giving Lessor written notice thereof at any time while this Agreement is still in effect.  Exercise of the Option shall be effective upon delivery of said notice, as provided in Section 9.A.  Upon exercise of the Option by Lessee, the Parties shall be bound to complete the closing of the sale of the Premises to Lessee as provided herein.  The notice shall specify a time and place for closing the purchase and sale of the Premises.  The closing shall be held not more than 30 days from the date of the notice, at a time and place reasonably convenient to the Parties.  At the closing, Lessor shall execute and deliver to Lessee a good and sufficient deed acceptable to Lessee, in recordable form, in which Lessor will grant to Lessee title to the Premises free and clear of all liens, encumbrances, reservations, restrictions and other exceptions to title arising by, through or under Lessor.  Upon delivery to Lessee of the deed, Lessee shall pay and deliver to Lessor the balance of the Purchase Price due after deducting the amounts provided for in Section 11.A.  Upon completion of the closing, this Agreement, and all rights and obligations of the Parties hereunder, shall terminate, except such rights and obligations hereunder as may then have accrued and remain unpaid or unsatisfied.

12.  MISCELLANEOUS

A.

Cooperation by Lessor.  Lessor shall execute all documents and otherwise cooperate with Lessee as needed in connection with the conduct of operations on the Premises, including the acquisition of governmental permits, reclamation approvals, water rights, and other rights and privileges related to operations on the Premises and reclamation thereof.  In that regard, Lessor

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agrees not to protest, challenge or otherwise oppose any water right or operational permit filings that Lessee may make to facilitate operations or proposed operations on or in connection with the Premises.

B.

Sharing of Data by Lessor.  Lessor shall, upon execution of this Agreement, provide or make available to Lessee any available technical and title information and drill core and other samples (such as cuttings, pulps, drill logs, assay results, feasibility reports, etc.) concerning the Premises which are in Lessor’s possession or control.  Similarly, Lessor shall, as soon as possible, provide or make available to Lessee any such information and samples that Lessor may acquire subsequent to the execution of this Agreement, whether obtained personally or from third parties.

C.

Relationship of the Parties.  Nothing contained herein shall be deemed to constitute either Party, in its capacity as such, the partner, agent or legal representative of the other Party, or to create any partnership, mining partnership or other partnership relationship, or fiduciary relationship between them, for any purpose whatsoever.  Except as expressly provided in this Agreement, each Party shall have the free, unrestricted and independent right to engage in and receive the full benefits of any and all business endeavors of any sort whatsoever outside the Premises or outside the scope of this Agreement, whether or not competitive with the endeavors contemplated herein, without consulting the other or inviting or allowing the other therein.

D.

Transfers.  Lessor and Lessee and their respective successors shall have the right to assign or otherwise transfer their respective interests in this Agreement in whole or in part provided that the assignee agrees in writing to assume all, or a portion of all if applicable, obligations of Lessor or Lessee hereunder, as the case may be.  No such transfer shall be effective against the non-transferring Party until that Party receives written notice of the transfer in accordance with Section 9.A.

.

Binding Effect.  Subject to the provisions of Section 12.D above, the provisions of this Agreement shall inure to the benefit of and be binding upon the Parties and their respective heirs, executors, administrators, personal representatives, beneficiaries, successors and assigns.

.

Memorandum of Agreement.  This Agreement may be recorded at the election of Lessee.  At Lessee’s request, the Parties shall also execute a short form of this Agreement (the “Memorandum of Mineral Lease Agreement and Option to Purchase”) which may be recorded in the office of the recorder of the county wherein the Premises are located.  The execution and recording of the Memorandum of Mineral Lease Agreement and Option to Purchase shall not limit, increase or in any manner affect any of the terms of this Agreement, or any rights, interests or obligations of the Parties.

.

Construction of Agreement.  This Agreement constitutes the entire understanding of the Parties with respect to the Premises, all previous agreements, promises, representations, negotiations, writings and understandings between the Parties concerning the Premises being expressly rescinded.  Except for obligations of good faith and fair dealing, there are no terms or conditions, express or implied, other than herein stated.  No modification or alteration of this Agreement shall be effective unless made in writing and executed by the Parties with the same formality as this Agreement.  Wherever the term “including” is used herein, it shall be deemed to mean “including without limitation,” and wherever the phrase “shall include” is used herein, it shall

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mean “shall include without limitation.”

H.

Multiple Counterparts.  This Agreement may be executed in multiple counterparts and all counterparts taken together shall be deemed to constitute one and the same document.

I.

Applicable Law.  This Agreement shall be construed, interpreted and governed by the laws of the State of Nevada.

J.

Attorney Fees.  In the event either Party brings any action or proceeding for damages or equitable relief against the other Party for an alleged breach or default of any provision of this Agreement to recover monies due or to enforce, protect, establish or interpret any right or remedy of either Party under this Agreement, the prevailing Party shall be entitled to recover as a part of such action or proceeding reasonable attorney fees and court costs.

K.

Disputes.  Disputes or differences between the Parties shall not interrupt performance of this Agreement or the continuation of operations hereunder.  In the event of any dispute or difference, operations may be continued and payments may be made hereunder in the same manner as prior to such dispute or difference.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates set forth in the acknowledgements below, but effective as of the Effective Date.

Lessor:

GEORGE D. DUFFY JR.

Lessee:

MGC RESOURCES INC., a Nevada

corporation

By _________________________________

Alan Branham, President

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STATE OF NEVADA

)

: ss.

COUNTY OF

)

On this ______ day of June, 2007, personally appeared before me, a Notary Public, GEORGE D. DUFFY JR., who acknowledged that he executed the above instrument.

[seal]

__________________________________________

NOTARY PUBLIC, residing in

__________________________________________

My commission expires:

_____________________

STATE OF MONTANA

)

) ss.

COUNTY OF LEWIS AND CLARK

)

On this ______ day of June, 2007, personally appeared before me, a Notary Public, Alan Branham, the President of MGC RESOURCES INC., a Nevada corporation, who acknowledged that he executed the above instrument on behalf of said corporation.

[seal]

__________________________________________

NOTARY PUBLIC, residing in

__________________________________________

My commission expires:

_____________________

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EXHIBIT A

“Premises”

The following two unpatented lode mining claims located within Section 4, Township 28 North, Range 34 East, MDM, Pershing County, Nevada:

Claim Name

BLM Serial Number

Recording Data

(Book/Page)

Duffy #1

NMC811224

348/308

Duffy #2

NMC811225

348/309

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